                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)           December 11, 1997
                                                 ------------------------------


                             EPL Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Colorado                      0-28444                      84-0990658
--------------------------------------------------------------------------------
   (State or other              (Commission                   (IRS Employer
jurisdiction of incorporation)   File Number)               Identification No.)


  2 International Plaza, Suite 245, Philadelphia, PA             19113-1507
--------------------------------------------------------------------------------
( Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code           (610) 521-4400
                                                  ------------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OF ASSETS

         On December 11, 1997, EPL Technologies, Inc. (the "Company") acquired all of the issued and outstanding share capital of Fabbri Artes Graficas Valencia S.A. ("Fabbri"), a Spanish company, through a newly formed, wholly-owned subsidiary of the Company, EPL Technologies SL. Fabbri is based in Valencia, Spain and is a converter, printer and marketer of specialty flexible packaging, serving principally the southern European citrus fruit market. The business was acquired from UK-based Sidlaw Group Plc, an English public company, in a cash transaction valued at US $5,500,000 (825 million pesetas @ $1.00 -
150 pesetas). The Company will account for the Fabbri acquisition under the purchase method of accounting.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
EXHIBITS.



         (a) Financial Statements of business acquired

         It is impracticable to provide the Company's pro forma condensed consolidated financial statements, together with the audited financial statements of Fabbri required under Item 7(a) and (b) of Form 8-K at the time this report on Form 8-K is required to be filed. In accordance with Item 7(a)
(4) and 7(b) (2) of Form 8-K, the Company will thus file the required financial statements under cover of Form 8 as soon as practicable and in any event not later than February 24, 1998.

         (b) Pro forma financial information

         See Item 7(a)

         (c) Exhibits

         2.1 Agreement for the sale and purchase of the entire issued share capital of Fabbri Artes Graficas Valencia S.A., dated 11 December, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December ___, 1997                           EPL Technologies, Inc.




                                              By:    /s/ Paul L. Devine
                                                   --------------------------
                                                    Paul L. Devine
                                                    Chairman and President

                                   EXHIBIT 2.1


Agreement for the sale and purchase of the entire issued share capital of Fabbri Artes Graficas Valencia S.A., dated 11 December, 1997.

                           DATED DECEMBER 11, 1997
              -----------------------------------------------------








                              (1) SIDLAW GROUP PLC


                             (2) EPL TECHNOLOGIES SL


                            (3) EPL TECHNOLOGIES, INC






              -----------------------------------------------------


                                    AGREEMENT

                        FOR THE SALE AND PURCHASE OF THE
                        WHOLE OF THE ISSUED SHARE CAPITAL
                      OF FABBRI ARTES GRAFICAS VALENCIA, SA

              -----------------------------------------------------









                          ASJ/SJSB/(0915629.20)04.12.97

                                   DENTON HALL
                               FIVE CHANCERY LANE
                                 CLIFFORD'S INN
                                 LONDON EC4A 1BU
                               FAX: 0171-404-0087
                               TEL: 0171-242-1212
                                REF: 18209.00007

                                    CONTENTS


CLAUSE   HEADING                                                     PAGE

1.       INTERPRETATION................................................1

2.       SALE AND PURCHASE.............................................4

3.       CONSIDERATION.................................................5

4.       COMPLETION....................................................5

5.       REPRESENTATIONS AND WARRANTIES................................5

6.       COMPETITION...................................................9

7.       VENDOR'S AND PURCHASER'S UNDERTAKINGS........................11

8.       DISCHARGE OF INDEBTEDNESS....................................12

9.       WAIVER OF PRE-EMPTION RIGHTS.................................12

10.      SECRECY......................................................12

11.      ANNOUNCEMENTS................................................13

12.      SALE OF THE PROPERTIES AFTER COMPLETION......................13

13.      USE OF SIDLAW NAME etc.......................................13

14.      INDEMNITIES..................................................14

15.      GENERAL......................................................14

16.      EXECUTION OF PUBLIC DEED, COSTS AND EXPENSES.................15

17.      GUARANTEE....................................................15

18.      NOTICES......................................................15

19.      LAW..........................................................16


SCHEDULE I            Particulars of the Company ..................

SCHEDULE II           Representations and Warranties...............
                      Part I:       Title and Ability to Sell......
                      Part II:      Accounts.......................
                      Part III:     Compliance.....................
                      Part IV:      Contractual....................
                      Part V:       Financial......................
                      Part VI:      Trading........................

              Part VII:     Corporate.....................................
              Part VIII:    Assets........................................
              Part IX:      Land..........................................
              Part X:       Intellectual Property.........................
              Part XI:      Employees etc.................................
              Part XII:     Pensions......................................
              Part XIII:    Disclosure Letter and Due Diligence Report....
              Part XIV:     Environmental.................................
              Part XV:      Taxation......................................

SCHEDULE III  Completion Arrangements.....................................

SCHEDULE IV   Particulars of the Property held by the Company.............

SCHEDULE V    Particulars of registered Intellectual Property Rights......

              Part I:       Trade Marks...................................
              Part II:      Patents.......................................
              Part III:     Registered Designs............................
              Part IV:      Commercial Name...............................

THIS AGREEMENT is made on                                                   1997



BETWEEN:

(1) SIDLAW GROUP PLC (the "VENDOR") registered in England under number 170846 whose registered office is at Plumtree Court, London EC4A 4HT;

(2) EPL TECHNOLOGIES SL (the "PURCHASER") registered in Spain whose registered office is at Plaza Pablo Ruiz, Picasso Sin Torre, Picasso 28020, Madrid, Spain; and

(3) EPL TECHNOLOGIES INC (the "GUARANTOR") incorporated under the law of the State of Colorado whose principal office is at 2 International Plaza, Suite 245, Philadelphia, PA 19113 - 1507 USA



WHEREAS:

(A) Fabbri Artes Graficas Valencia, S A (the "COMPANY") is a company limited by shares incorporated in Spain the authorised and issued share capital and other particulars whereof are set out in Schedule I

(B) The Vendor wishes to sell and the Purchaser wishes to purchase the Shares (as hereinafter defined) on the terms and subject to the conditions hereinafter contained



NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1 In this Agreement and the Schedules hereto the following words and expressions shall have the following meanings:

         "ACCOUNTING STANDARDS": Statements of Standard Accounting Practice and Financial Reporting Standards or their equivalent in Spain;

         the "ACCOUNTS": the audited balance sheet profit and loss account and cash flow statement of the Company for the financial period ended on and as at the Accounts Date;

         the "ACCOUNTS DATE": 30th September 1996;

         the "ACQUISITION DATE": 31st August 1993 being the date on which the Vendor acquired the Company;

         the "ACT": the Companies Acts 1985 to 1989 and all regulations made under those Acts;

         "BUSINESS DAY": a day (not being a Saturday) on which banks are open for normal banking business in the City of London;

         "COMPLETION": completion of the obligations of the parties required by Clause 4 and Schedule III;

         the "COMPLETION ACCOUNTS": a separate unaudited balance sheet of the Company as at the close of business on 30 May 1997;

         the "COMPLETION DATE":  the date of Completion;

         "CONSIDERATION": the amount payable by the Purchaser to the Vendor for the Shares as set out in Clause 3.1;

         the "DISCLOSURE LETTER": a letter of even date herewith in the agreed form, written from the Vendor to the Purchaser;

         the "DUE DILIGENCE REPORT": the due diligence report produced for the Purchaser by the Purchaser's Accountants (with the assistance of their Madrid office in relation to tax matters);

         "ENCUMBRANCE": includes any mortgage, charge, pledge, hypothecation, lien, assignment by way of security, title retention, option, right to acquire, right of pre-emption, right of set off, counterclaim, trust arrangement or other security, preferential right or agreement to confer security, or any equity or restriction or any agreement to create any of the aforesaid;

         "ENVIRONMENTAL LEGISLATION": includes all provisions of treaty, convention, statute, local law or bylaw, common law or equity or otherwise and of any jurisdiction (including directives, regulations, circulars, codes of practice and guidance notes) concerning the environment, waste, pollution, contamination, noise, radiation, electro magnetic fields, vibration, health, safety, the conditions of the workplace, the condition of buildings or structures (including the presence of harmful or potentially harmful substances) (including, where the context permits, any licence, authorisation or consent issued pursuant to any of the foregoing);

         "GROUP": in relation to any company means another company which is a subsidiary or a holding company of the first company or any company which is a subsidiary of the same holding company as the first company;

         "INTELLECTUAL PROPERTY RIGHTS": patents, trademarks, service marks, trade names, registered designs, designs, copyrights and other forms of intellectual or industrial property (in each case in any part of the world and whether or not registered or registrable and for the full period thereof and all extensions and renewals thereof and applications for registration of or otherwise in connection with the foregoing), Know-how, confidential or secret processes and information, and other rights of a similar nature;

         "KNOW-HOW": means industrial and commercial information and techniques including (but not limited to) drawings, formulations and formulae, test reports, trial data, operating and testing procedures, instructions on use and information on operating conditions all in relation to the Company and its business;

         the "LETTER OF INDEMNITY": the letter from the Vendor to the Company of even date herewith confirming the right of the Company to enforce certain indemnities in this Agreement directly against the Vendor;

         the "LONDON STOCK EXCHANGE":  the London Stock Exchange Limited;

         "MANAGEMENT ACCOUNTS": the management accounts of the Company for the period from 1st October 1996 to 30th May 1997;

                                       2.

         the "MINORITY SHAREHOLDERS": those persons who prior to 14th May 1997 were the holders of shares in the capital of the Company namely Vicente Silvestre Gisbert, Rafael Silvestre Gisbert, Francisco Silvestre Gisbert, Ramon Torres Izquierdo and Jose Fernando Donat Amoros;

         "PERSON": any individual, firm, company or other incorporated or unincorporated body;

         the "PRODUCTS": shall bear the meaning set out in Clause 6.1;

         the "PROPERTY" the "PROPERTIES": one or more of the properties referred to in Schedule IV;

         the "PURCHASER'S ACCOUNTANTS": Deloitte & Touche of Colon 60, 46004 Valencia, Spain;

         the "PURCHASER'S SOLICITORS": Denton Hall, Five Chancery Lane, Clifford's Inn, London EC4A IBU;

         the "SHARES": the 112,029 Class A Shares of 500 pesetas each and the 37,343 Class B Shares of 500 pesetas each in the capital of the Company;

         the "STATUTES OF THE COMPANY": the memorandum and articles of the Company registered with the Commercial Registry in Valencia;

         "SUBSIDIARY" "SUBSIDIARY UNDERTAKING" "HOLDING COMPANY" and "PARENT UNDERTAKING": the meanings respectively ascribed thereto as at the date hereof in the Act;

         "TAXATION" or "TAX": the meaning ascribed thereto in the Tax Deed;

         the "TAX DEED": a deed of indemnity in respect of Taxation of even date herewith;

         the "UK": Great Britain and Northern Ireland, the Channel Islands and the Isle of Man;

         "VALUE ADDED TAX" OR "VAT": Impuesto Valor Anadido;

         the "VENDOR'S SOLICITORS": Browne Jacobson of 44 Castle Gate, Nottingham NG1 7BJ;

         the "WARRANTIES": the warranties and representations given by the Vendor pursuant to Clause 5 and Schedule II;

         "IN WRITING": includes any communication made by letter or facsimile transmission;

         the "1988 ACT": the Income and Corporation Taxes Act 1988.

1.2 Words and expressions defined in the Act shall have the same meanings herein except as specifically otherwise provided.

1.3 In this Agreement references to statutes, by-laws, regulations and delegated legislation shall include any statute, by-law, regulation or delegated legislation modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made and where the context permits shall include the corresponding provisions of English or Spanish law (as the case may be) provided always that this clause shall not operate to extend or increase the liabilities or obligations of any of the parties.


                                       3.

1.4 A document is in the "AGREED FORM" if it is in the form of a draft agreed between and initialled by or on behalf of the parties hereto on or before the date hereof.

1.5 The Schedules to this Agreement are an integral part of this Agreement and references to this Agreement include references to such Schedules.

1.6 References in this Agreement to Clauses, Sub-Clauses, paragraphs and Schedules are references to those contained in this Agreement.

1.7 For the purposes of this Agreement generally and of the Disclosure Letter a matter shall be treated as being within the knowledge information or belief of the Vendor if such matter is within the knowledge information or belief individually or collectively of any one or more of Ian Bodie, David Maitland, Colin Nichol, Juan Navarro Sanchez-Collado, Browne Jacobson or Coopers & Lybrand (but only in relation to Tax matters), and in relation to any matter warranted "SO FAR AS THE VENDOR IS AWARE" or "TO THE BEST OF THE KNOWLEDGE INFORMATION AND BELIEF OF THE VENDOR" or with any similar qualification the Vendor warrants it has made careful enquiries of such persons before giving such warranty.

1.8 Headings are for ease of reference only and shall not be taken into account in construing this Agreement.



2.       SALE AND PURCHASE

         (a) The Vendor shall sell and the Purchaser shall purchase the Shares together with all rights attached to them.

         (b)      The Vendor covenants with the Purchaser as follows:

                  (i) that it has the right to sell and transfer the full legal and beneficial interest in the Shares to the Purchaser on the terms set out in this Agreement; and

                  (ii) that on or after Completion it will at its own cost and expense execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time properly require in order to vest the full legal and beneficial ownership of the Shares in the Purchaser.

         (c) The Shares constitute the entire issued share capital of the Company, are all fully paid up, and shall be sold free from any Encumbrances.

         (d) The Vendor shall on the Completion Date sell the Shares to the Purchaser before a Public Notary without any restrictions as regards transferability, having previously fulfilled any requirements established by the Statutes of the Company and other applicable rules for the transfer of the Shares.

         (e) The Vendor undertakes to procure (so far as it is able) that on the Completion Date and immediately following the acquisition the secretary of the board of directors of the Company will proceed to register the Shares in favour of the Purchaser as holder of those shares in the

                                       4.

                  Registry of Members of the Company, and will issue and deliver to the Purchaser the corresponding share certificates.



3.       CONSIDERATION

3.1      The Consideration is the sum of pesetas 825,375,000.

3.2 At Completion the sum of pesetas 801,185,160 shall be paid by the Purchaser by telegraphic transfer to such bank account as the Vendor shall nominate in writing in full satisfaction of the Consideration (the Purchaser having previously paid the Vendor prior to the date of this Agreement the sum of pesetas 24,189,840 on account of the Consideration, receipt whereof the Vendor hereby acknowledges).



4.       COMPLETION

4.1 Completion shall take place at the offices of the Notary in Valencia in Spain attended for the purposes of Completion on the date of this Agreement when the parties shall fulfil the obligations imposed on them respectively by Schedule III.

4.2 The Vendor shall deliver on the Completion Date to the Purchaser the certificates representing the Shares amounting to 100% of the capital stock of the Company, each of those certificates having been duly signed in accordance with the provisions of paragraph 2 of Section 56 of the Spanish Companies Act (and duly registered in favour of the Purchaser in the Registry Book of the shares of the Company), simultaneously with the payment of the Consideration being made.

4.3 The Purchaser shall not be obliged to complete this Agreement unless the purchase of all the Shares representing 100% of the share capital of the Company issued or agreed to be issued or under option to be issued is completed simultaneously.



5.       REPRESENTATIONS AND WARRANTIES

5.1 The Vendor hereby represents and warrants, to and with the Purchaser in the terms of the Warranties which shall be construed separately and independently of each other and shall continue in full force and effect hereafter notwithstanding Completion. The Warranties are given subject to matters fairly disclosed in the Disclosure Letter.

5.2 The Vendor hereby acknowledges and agrees that the Purchaser is entering into this Agreement in reliance upon the representations and warranties contained in this Agreement. The Purchaser acknowledges that it has no right to rescind this Agreement.

5.3 The Vendor hereby waives any and all claims which it might otherwise have against the Company and/or against any director or employee thereof in respect of the completeness or accuracy of any information supplied, or of any failure to supply information, by or on behalf of the Company or any director or employee thereof to the Vendor or any of its advisers in connection with this Agreement, the Tax Deed or the Disclosure Letter or otherwise.


                                       5.

5.4 The Vendor undertakes after Completion as soon as reasonably practicable to notify the Purchaser in writing of any matter or thing which is or might in the reasonable opinion of the Vendor be a breach or non-fulfilment of any of the Warranties.

5.5 In this Clause 5 "CLAIM" means any claim which would (but for the provisions of this Clause) be capable of being made against the Vendor in respect of any liability for breach of the Warranties and/or under the Tax Deed. Notwithstanding any other provisions of this Agreement the liability of the Vendor under the Warranties and the Tax Deed shall be limited as follows:

         (a) the aggregate liability of the Vendor in respect of all Claims and all claims under Clauses 7.3 and 14 and under the Letter of Indemnity shall be limited to the sum of pesetas 649,060,000, provided that in the case of a Claim under any of Warranties 1.1(a), 1.1(b) and/or 1.1(c) the aggregate liability of the Vendor shall be limited to the full amount of the Consideration;

         (b) the Vendor will be under no liability in respect of any Claim where the amount for which the Vendor would be liable under such Claim is less than pound sterling 5,000 provided that claims relating to the same subject matter shall be regarded as one claim for this purpose;

         (c) the Vendor will be under no liability in respect of any Claim unless the amount of its liability in respect of such Claim is (when aggregated with its liability in respect of any other Claim or Claims made by the Purchaser and disregarding any Claims within Clause 5.5(b)) in excess of pound sterling 40,000 in which event the Vendor will subject to the application of Clause 5.5(b) be liable for the full amount of the Claim and not merely the excess over the said sum of pound sterling 40,000;

         (d) the Vendor will be under no liability in respect of any Claim unless written particulars of the Claim (giving details of the matter in respect of which such Claim is made and the Purchaser's reasonable estimate of the damage so far as information is then reasonably available to the Purchaser) shall have been given to the Vendor within a period of five years from the Completion Date or (in the case only of any Claim not relating to Taxation) prior to the earlier of the expiry of one complete calendar month after the publication of the statutory audited accounts of the Company for the year ended 31st December 1998 and 31st May 1999 and unless legal proceedings in respect of such Claim are commenced and served upon the Vendor within 9 months after such written particulars have been given to the Vendor;

         (e)      the Vendor will have no liability in respect of any Claim:

                  (i) to the extent that it arises or is increased as a result of the passing of any legislation (or making of any subordinate legislation) with retrospective effect;

                  (ii) if it would not have arisen but for anything voluntarily done or knowingly and voluntarily omitted to be done after Completion by or authorised on behalf of the Purchaser or the Company or any member(s) of the Purchaser's Group outside the ordinary course of their business;

                  (iii) to the extent that it relates to any loss for which the Purchaser or the Company is actually indemnified by insurance, after deducting the amount of any costs properly incurred in making recovery under the relevant policy or policies and the cost of any additional premiums levied as a result of such claim being made by the insurer;

                                       6.

                  (iv)       to the extent that it relates to:

                             (aa) any matter provided for, or included as a liability or otherwise taken into account in the Completion Accounts; or

                             (bb) any liability for Taxation arising out of the ordinary course of business of the Company after the Completion Date;

                  (v) to the extent that it arises as a result of any change in the accounting policy or practice or in the accounting reference date of the Company after Completion other than in any case to correct a prior failure by the Vendor (or the Company whilst it was owned by the Vendor) to comply with any relevant law or other requirement;

         (f) where the Purchaser or the Company is entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, the Purchaser will (or will procure that the Company will) at the request of the Vendor take all appropriate steps subject to being indemnified against its costs by the Vendor to recover that sum and any sum recovered will reduce the amount of such Claim (and, if the recovery is delayed until after such Claim has been satisfied by the Vendor, the sum recovered will, to the extent it does not exceed the payment made by the Vendor in satisfaction of the Claim, be paid to the Vendor, after deduction of all reasonable costs and expenses of the recovery);

         (g) payment of any Claim shall to the extent of such payment satisfy and preclude any other Claim which is capable of being made in respect of the same subject matter so that the Purchaser shall not be capable of being compensated more than once in respect of the same loss.

5.6 Upon the Purchaser becoming aware that matters have arisen which will or are likely to give rise to a Claim, the Purchaser will:

         (a) as soon as reasonably practicable notify the Vendor in writing of the potential Claim and of the matters which will or are likely to give rise to such Claim;

         (b) not knowingly make any admission of liability, agreement or compromise with any person, body or authority in relation to the potential Claim without prior consultation with the Vendor;

         (c) at all times disclose in writing to the Vendor all information and documents relating to the potential Claim or the matters which will or are likely to give rise to such Claim and, if requested by the Vendor, give the Vendor and their professional advisers reasonable access to the personnel of the Purchaser and/or the Company as the case may be and to any relevant documents and records within the possession of the Purchaser and/or the Company solely to enable the Vendor and its professional advisers to evaluate such Claim and for such purpose to take copies or photographs of such documents and records at their own expense;

         (d) take at the Vendor's sole cost and expense such action as the Vendor may reasonably request (as long as such action does not materially damage the Company, the Purchaser or any member of the Purchaser's Group's business) to avoid, dispute, resist, appeal, compromise or defend any claim which may result in a breach of any Warranty; and

                                       7.

         (e) allow the Vendor the right at its sole cost and expense (subject to the agreement of the Purchaser's insurers, where appropriate) to commence and/or conduct any action, negotiations or proceedings in the name of the Company by professional advisers nominated by the Vendor.

         For the purposes of this Clause:

                  (i) the Purchaser shall be kept fully informed of all relevant matters and shall be entitled to see copies of all correspondence pertaining to any such action, negotiations or proceedings;

                  (ii) all written communications pertaining to any such action, negotiations or proceedings, which are to be transmitted to the other party or parties to the dispute shall first be submitted to the Purchaser for approval (such approval not to be unreasonably withheld or delayed); and

                  (iii) other than a Claim arising under the Tax Deed, the Vendor shall make no settlement of or compromise any claim which is the subject of any such action, negotiations or proceedings which is likely to affect the future liability of the Company or the Purchaser in respect of Taxation or otherwise without the prior written approval of the Purchaser, such approval not to be withheld or delayed unreasonably.

5.7 Nothing herein shall in any way diminish the Purchaser's or the Company's common law duty to mitigate its loss.

5.8 If any potential Claim shall arise in respect of a liability of the Company which is contingent only, then the Vendor shall not be under any obligation to make any payment in respect of such Claim until such time as the contingent liability ceases to be contingent and becomes actual and provided the Purchaser gives notice of the Claim within the time period referred to in Clause 5.5(d) the Purchaser shall not be required to commence legal proceedings pursuant to that Clause until 9 months after the liability becomes actual.

5.9 Any amount paid by the Vendor in respect of any Claim shall be deemed to constitute a reduction in the Consideration.

5.10 The Vendor undertakes to take such action (at its own expense) as is required in order to maintain credit insurance for the benefit of the Vendor in relation to debts due to the Company at Completion (and providing the same benefits as those existing prior to Completion). The Purchaser undertakes to procure that the Company shall comply with the conditions attaching to such insurance as notified to the Purchaser by the Vendor prior to the date of this Agreement. In relation to any bad debt of the Company at Completion which is recoverable under such insurance, the Vendor undertakes at its own expense to seek to make such recovery and to remit any monies so recovered to the Company. The Vendor shall have no liability under the relevant Warranties in relation to any bad debt of the Company which is recovered under such insurance provided that the Vendor has complied with its obligations under this Clause.




                                       8.

6.       COMPETITION

6.1 In this Clause, the following expressions shall have the following meanings:

         "PRODUCTS": all products of the nature or type manufactured and sold by the Company during the period of two years ending on Completion namely:

         (a)      net based tray covers;

         (b)      macro perforated polyethalene film-based tray covers;

         (c)      tray covers;

         (d)      silk paper for wrapping fruit;

         (e)      polyethalene net base material orange bags;

         "NETTING PRODUCTS": those Products described in paragraphs (a) and (e) of the definition of Products;

         the "PROHIBITED AREA":  Spain, Portugal, France and Morocco.

6.2 Subject to Clause 6.3, the Vendor covenants with the Purchaser that the Vendor shall not and shall procure that each member of the Vendor's Group shall not either on its own account or jointly with, on behalf of or for any person, whether as principal, agent, partner, shareholder, director, consultant, employee or otherwise and whether directly or indirectly:

         (a) during the period of two years immediately following Completion carry on or be engaged concerned or interested in any business all or a material part of which is or is to be the design, manufacture, distribution or sale of any Products other than the Netting Products within the Prohibited Area;

         (b) during the period of two years immediately following Completion assist with technical or other advice in relation to any Products other than Netting Products any person engaged or to be engaged in the design, manufacture, distribution or sale of any Products within the Prohibited Area;

         (c) during the period of two years immediately following Completion solicit in relation to any Products other than Netting Products the custom within the Prohibited Area of any person who at any time during the period of two years ending on Completion was a customer or client of the Company (or who at any time during the period of twelve months before Completion was in the course of negotiating therewith) in relation to any Products;

         (d) during the period of three years immediately following Completion carry on or be engaged concerned or interested in any business all or a material part of which is or is to be the design, manufacture, distribution or sale of any Netting Products within the Prohibited Area;

         (e) during the period of three years immediately following Completion assist with technical or other advice in relation to any Netting Products any person engaged or to be engaged in the design, manufacture, distribution or sale of any Netting Products within the Prohibited Area;


                                       9.

         (f) during the period of three years immediately following Completion solicit in relation to any Netting Products the custom within the Prohibited Area of any person who at any time during the period of two years ending on Completion was a customer or client of the Company (or who at any time during the period of twelve months before Completion was in the course of negotiating therewith);

         (g) during the period of two years immediately following Completion solicit or entice away or endeavour to solicit or entice away, employ or engage any director, manager, consultant or senior employee of the Company whether or not such person would commit any breach of contract by reason of leaving the service thereof;

         (h) at any time after Completion knowingly cause or seek to cause to be terminated or adversely affected or otherwise knowingly interfere with any agreement or arrangement of any kind to which the Company is party; or

         (i) at any time after Completion use any trading name, mark or style which may suggest a connection with the Company or which is similar to any trading name, mark or style now or at any time in the period of two years ending on Completion used by the Company, provided always that nothing in this Clause shall prevent the Vendor from using the Sidlaw name and colourable imitations thereof and associated logos and styles.

6.3      Nothing in this Clause 6 shall however prevent:

         (a) the Vendor or any member of the Vendor's Group from distributing and/or selling those Products described in paragraphs (b) and (c) of the definition of "Products" in the Prohibited Area notwithstanding the provisions of Clause 6.2 so long as neither the Vendor nor any member of the Vendor's Group has manufactured them in whole or in part in Spain;

         (b) the Vendor or any member of the Vendor's Group from acquiring any business or the shares or other securities of any company if:

                  (i) not more than 10% of the business or of that company's business relates to the Products;

                  (ii) the principal reason for the acquisition is not the ownership of an interest in the restricted business;

                  (iii) the Vendor or the relevant Group company (as the case may be) forthwith offers to dispose of that part of the business in question to the Purchaser (which shall be entitled to invite a member of its Group to purchase it instead) on an arms' length basis and keeps such offer open for acceptance for 90 days; and

                  (iv) if the Purchaser (or any member of the Purchaser's Group) accepts such offer, and the Vendor or the relevant member of its Group (as the case may be) cooperates in good faith with the Purchaser's pre-contract investigation of the business in question and proceeds in good faith to the timely completion of the disposal to the Purchaser or any member of its Group.

         (c) the Vendor or any member of the Vendor's Group from retaining its interest in any business or the shares or other securities of any company if:


                                       10.

                  (i) not more than 10% of the business or of that company's business is in respect of the Products; and

                  (ii) having been given the opportunity referred to in clause 6.3(b) above, the Purchaser (or any member of its Group) shall not acquire that part of the business in question.

6.4 If any one or more of the provisions contained in this Clause 6 shall be invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions of this Clause shall not in any way be affected or impaired thereby.

6.5 The parties agree that the restrictions and undertakings contained in this Clause 6 are reasonable and necessary for the protection of the Purchaser's legitimate interests in the goodwill of the Company but if any of the above restrictions are held not to be valid as going beyond what is reasonable for the protection of the Purchaser's interests as aforesaid but would be valid if part of the wording were deleted or altered or its extent reduced or modified then such restriction shall apply with such reduction in extent, modification, deletion or alteration as may be necessary to make it enforceable.

6.6 No provision contained in this Agreement or in any arrangement of which this Agreement forms part by virtue of which this Agreement or such arrangement is subject to registration under the Restrictive Trade Practices Act 1976 shall come into effect until the day following the date on which particulars of this Agreement and of any such arrangement have been furnished to the Office of Fair Trading (or on such later date as may be provided for in relation to any such provision) and to the extent that this Agreement is subject to registration under the Restrictive Trade Practices Act 1976 the parties hereto agree to furnish such particulars within three months from the date of this Agreement at the Purchaser's cost.



7.       VENDOR'S AND PURCHASER'S UNDERTAKINGS

7.1 The Vendor shall, subject to appropriate confidentiality undertakings, for the period of seven years from Completion make available to the Purchaser upon reasonable written request from the Purchaser and at the Purchaser's expense and will permit the Purchaser or any duly authorised representative thereof to inspect and take copies of all books, records, accounts and documents (including computer programs) relating to the business of the Company or any part thereof not passed to the Purchaser on Completion and remaining, at that time, in the Vendor's possession.

7.2 The Purchaser shall, subject to appropriate confidentiality undertakings, for the period of seven years from Completion make available to the Vendor upon reasonable written request from the Vendor and at the Vendor's expense and will permit the Vendor or any duly authorised representative thereof to inspect and take copies of all books, records, accounts and documents (including computer programs) relating to the business of the Company prior to Completion or any part thereof passed to the Purchaser on Completion and remaining, at that time, in the Purchaser's possession.

7.3 The Vendor undertakes that, if any of the Minority Shareholders bring claims against the Company after Completion, it will (at its own expense) enforce the waiver of claims provided by the Minority Shareholders to the Vendor prior to Completion. If, notwithstanding such action by the Vendor any claims which are the subject of the waiver of claims are made by the Minority Shareholders against the Company, the Vendor shall indemnify the Company and the Purchaser against all liabilities arising from such claims.


                                       11.

8.       DISCHARGE OF INDEBTEDNESS

         The Vendor shall procure on or before Completion:

         (a) that the Vendor and any member of the Vendor's Group (excluding for the avoidance of doubt the Company) and the directors, officers and employees thereof will each have discharged in full any indebtedness of such person (other than inter-company trading in the ordinary course) to the Company (whether or not then due for payment); but so that, without prejudice to the foregoing, to the extent to which any such indebtedness is not so discharged the same shall continue to be due and payable on demand on and after Completion; and

         (b) that the Company shall be released, without payment by or other cost to the Company from all debts and obligations of any kind owed or outstanding to, and from all guarantees, indemnities, mortgages and surety or security arrangements of any kind given by the Company in favour of, and all rights of subrogation arising against the Company from, the Vendor or any member of the Vendor's Group or any past or present director, officer or employee thereof (excluding for the avoidance of doubt the Company), (other than, in each case, those relating to inter-company trading in the ordinary course)

         and the Vendor shall indemnify the Purchaser and keep it indemnified from and against any failure so to procure and from any liability pending any such release.



9.       WAIVER OF PRE-EMPTION RIGHTS

         The Vendor hereby waives all pre-emption rights (whether arising upon allotment, on issue, transfer or otherwise) in respect of the share capital of the Company now or hereafter existing and the transaction hereby contemplated whether such rights are conferred by the Statutes of the Company, by agreement or otherwise.



10.      SECRECY

         The Vendor hereby undertakes to the Purchaser that the Vendor shall not and shall procure that each Group company, director, officer and employee of the Vendor or of any Group company shall not at any time hereafter save with the prior consent in writing of the Purchaser divulge or communicate to any person other than to directors, officers, employees or professional advisers of the Purchaser and the Company whose province it is to know the same any secret or confidential information concerning the Company save to the extent to which such information shall come within the public domain other than through any unauthorised disclosure by the Vendor or any member of the Vendor's Group, or any director, officer or employee thereof and save as required by law or any Court or tribunal or the US Securities and Exchange Commission or the London Stock Exchange.




                                       12.

11.      ANNOUNCEMENTS

         Save as specifically otherwise agreed in writing or required by law or by the London Stock Exchange or by the US Securities and Exchange Commission (and then, save where not practicable, only after prior consultation between the parties as to the form and content of such announcement) no public announcement shall be made in respect of the subject matter of this Agreement without the prior written approval of both the Vendor and the Purchaser of its form and content.



12.      SALE OF THE PROPERTIES AFTER COMPLETION

         In the event that any of the Properties are contracted to be sold outside the Purchaser's Group by the Purchaser or any Group company of the Purchaser prior to the date which is 18 months after the date of Completion at a price in excess of the value attributed to such Property in the Completion Accounts, the Purchaser shall pay to the Vendor within 30 days of completion of the said sale a sum equal to the amount by which the net sale price (after provision for tax on the sales proceeds) exceeds the value attributed to such Property in the Completion Accounts as aforesaid, up to a maximum payment to the Vendor of the amount of the discount (that is to say 15% as reduced for the release of the deferred tax provision) applied in the Completion Accounts to the book value of that Property as set out in the Accounts PROVIDED THAT in calculating the sale price achieved by the Purchaser or the relevant member of the Purchaser's Group there shall be deducted the cost of any improvements (as opposed to maintenance work) carried out by any member of the Purchaser's Group including without limitation the Company. The Purchaser shall keep the Vendor informed about the progress of any such sale which is to occur within 18 months after the date of Completion.



13.      USE OF SIDLAW NAME ETC

13.1 In relation to the "SIDLAW" name and proprietary "S" logo the Purchaser's and the Company's right to use the same after Completion shall be limited as follows:

         (a) for a period of 6 weeks only from Completion in respect of signs and plaques bearing the same;

         (b) for a period of 6 months only from Completion in respect of documentation bearing the same but subject thereto the Purchaser shall have no right to use the "Sidlaw" name in relation to any Product;

         (c) there shall be no time limit on the use of the said proprietary "S" logo where it is incorporated into any Product get up or design which is currently being manufactured, distributed or sold by the Company as at the Completion Date. Any new Product get up or design created by or on behalf of the Company or the Purchaser after Completion must not incorporate the said proprietary "S" logo.

13.2 The Purchaser undertakes not to do or omit to do any act or thing which may damage the name, standing, reputation or business of the Vendor or any of its Group companies in connection with the use of the name "Sidlaw" and proprietary "S" logo pursuant to Clause 13.1 above and hereby undertakes to indemnify and keep indemnified the Vendor and/or its Group companies (as the case


                                       13.

         may be) against all costs, claims, demands, damages or liabilities arising out of a breach of the Purchaser's obligations contained in this Clause 13.



14.      INDEMNITIES

14.1 Notwithstanding any other provisions of this Agreement (other than Clause 5.5(a)), the Vendor hereby agrees to indemnify and keep indemnified the Purchaser from and against:

         (a) all and any costs, claims, damages or liabilities brought or claimed by or incurred in respect of the termination of the employment of Don Salvador Gualde Araiz; and

         (b) any fines or penalties incurred by the Company arising from any use by the Company since the Acquisition Date and prior to the date of this Agreement of non-registered persons to dispose of hazardous waste.

14.2 The Purchaser agrees for itself and the Company not knowingly to make any admission in respect of the matters described in Clause 14.1 without the prior written approval of the Vendor of its form and content and to pass all relevant communications promptly to the Vendor and to provide such assistance as is reasonably necessary at the request and expense of the Vendor.



15.      GENERAL

15.1 Save as provided in this Agreement and the Tax Deed, each party will pay its own costs and expenses in relation to the negotiation, preparation and execution of this Agreement, the Tax Deed and all documents ancillary hereto or thereto.

15.2 If the Shares are sold or transferred after Completion to any company which is a member of the same Group as the Purchaser, the benefit of this Agreement including without limitation the right to bring a claim in respect of the Warranties may be freely assigned to the purchaser or transferee of the Shares who may enforce the same as if it had been named in this Agreement as the Purchaser. No such assignment shall be capable of operating to increase the liability of the Vendor under this Agreement. If any company to which the Shares are sold or transferred after Completion ceases to be a member of the same Group as the Purchaser, the benefit of this Agreement including without limitation the right to bring a claim in respect of the Warranties shall be assigned back to the Purchaser who may enforce the same in the same way as was originally intended under this Agreement.

15.3 The Vendor may not assign or transfer any of its rights or benefits hereunder.

15.4 No breach of any provision of this Agreement shall be waived or discharged except with the express written consent of the party not in breach.

15.5 No failure or delay by the Purchaser in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Purchaser of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.


                                       14.

15.6 All sums payable under this Agreement shall be paid without deduction withholding set off or counterclaim.

15.7 This Agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the parties relating to these transactions. Each of the parties acknowledge that in agreeing to enter into this Agreement they have not relied on any representation, warranty, collateral contract or other assurance (other than those set out in this Agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this Agreement. Each of the parties waive all rights and remedies which but for this Clause might otherwise be available to them in respect of any such representation, warranty, collateral, contract or other assurance, provided that nothing in this Clause shall limit or exclude any liability for fraud.

15.8 The Vendor confirms that the signature, execution and performance of this Agreement, the Tax Deed and all ancillary documents by the Vendor and (where appropriate) the Company have been duly authorised and are within the corporate power of the Vendor, and (where appropriate) the Company, constitute binding obligations in accordance with their terms and will not give rise to any breach of any instrument, agreement, law, order, judgment or decree by which the Vendor or the Company is bound.

15.9 The Purchaser confirms that the signature, execution and performance of this Agreement, the Tax Deed and all ancillary documents by the Purchaser have been duly authorised and are within the corporate power of the Purchaser constitute binding obligations in accordance with their terms and will not give rise to any breach of any instrument, agreement, law, order, judgment or decree by which the Purchaser is bound.



16.      EXECUTION OF PUBLIC DEED, COSTS AND EXPENSES

         Save as provided in this Agreement, the parties undertake that, upon the request of either of them, they will execute this Agreement in a Public Deed before a Notary Public. The notarial costs of such execution of the Public Deed shall be borne by the parties in equal shares.



17.      GUARANTEE

         The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor, the due and punctual performance of the obligations of the Purchaser under this Agreement.



18.      NOTICES

18.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by airmail letter or facsimile transmission to the address of that party specified in this Agreement or to that party's facsimile transmission number thereat or such other address or number as may be notified hereunder by that party from time to time for this purpose and shall be effectual notwithstanding any change of address not so notified.


                                       15.

18.2 Unless the contrary shall be proved, each such notice or communication shall be deemed to have been given or made and delivered, if by letter, 7 days after posting, if by delivery, when left at the relevant address and, if by facsimile transmission, when transmitted.

18.3 The Purchaser hereby appoints the Purchaser's Solicitors (marked for the personal attention of Simon Brown or Catherine Bingham) as its authorised agent for the purpose of accepting service of process for all purposes in connection with this Agreement.



19.      LAW

         This Agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Agreement.


IN WITNESS whereof this Deed has been duly executed the day and year first above written


                                       16.

                                   SCHEDULE I
                           PARTICULARS OF THE COMPANY


Date of Incorporation:                3rd February 1965

Place of registration:                Registro Mercantil de Valencia

Company Registration Number:          Torno 4527 libro 1838, de la seccion
                                      general
                                      Folio 217 No. 462664

Registered Address:                   Avenida Comarques del Pais Valencia No 56,
                                      Quart de Poblet,
                                      (Valencia),
                                      Spain.


Authorised Share Capital:             The same as the issued share capital


Issued Share Capital
(all held by the Vendor):             74,686,000 pesetas divided into:
                                      112,029 Class A Shares of 500 pesetas each
                                      37,343 Class B Shares of 500 pesetas each


Particulars of any issued share       Nil
 capital not fully paid up:


Accounting Reference Date:            30th September in each year


Names and addresses of                Robert de Wilde
    Directors:                        c/o Sidlaw Packaging-Soplaril,
                                      Apartado de Correos 1719,
                                      C/Santander,
                                      71 int no 10,
                                      08020 Barcelona.

                                      Raphael Alegre
                                      c/o Sidlaw Packaging-Soplaril,
                                      Apartado de Correos 1719,
                                      C/Santander,
                                      71 int no 10,
                                      08020 Barcelona.

                                      Juan Navarro Sanchez-Collado,
                                      c/o Sidlaw Packaging-Soplaril,
                                      Apartado de Correos 1719,
                                      C/Santander,
                                      71 int no 10,
                                      08020 Barcelona.


                                       17.

Name and address of                     Juan Navarro Sanchez-Collado
    Secretary:                          as above


Name and address                        Coopers & Lybrand, S.A.
  of Auditors:                          Calle Ulises 18
                                        Madrid
                                        Spain



Names of subsidiaries:                  None





                                       18.

                                   SCHEDULE II
                         REPRESENTATIONS AND WARRANTIES

For the purposes of Schedule II the "DATE" is 30th May 1997.

Save as provided in Clause 5 of this Agreement, that:



                       PART I - TITLE AND ABILITY TO SELL

1.1      TITLE TO SHARES:

         (a) The Shares constitute the whole of the issued and allotted share capital of the Company and are all fully paid up.

         (b) No consents, permissions or conditions are required to be obtained or fulfilled in respect of the Vendor or the Company or otherwise to enable the Purchaser to become the sole legal and beneficial owner of the Shares.

         (c) All the Shares are solely legally and beneficially owned by and registered in the name of the Vendor and the Shares and the unissued share capital (if any) of the Company are free from any Encumbrance and there are no arrangements in force or claimed entitling or allegedly entitling any person to any Encumbrance.

         (d) The Company is not and has not within the past three years been the legal or beneficial owner of nor is it committed to acquire any shares or securities of any description, and the Company is not and so far as the Vendor is aware has not been a member of a partnership or unincorporated association. The Company does not have and has not had any subsidiaries in the past three years.

1.2 ASSETS VESTED IN THE COMPANY: All of the business of the Company relating to the design, manufacture, distribution and sale of the Products and related activities (the "BUSINESS") is comprised in, all assets and contracts relating thereto are legally and beneficially owned by and in the name of, the Company, all employees of the Business are employed by the Company and the Company does not carry on any business other than the Business.



                               PART II - ACCOUNTS

2.1      ACCURACY OF ACCOUNTS:

         The Accounts (true copies whereof have been supplied to the Purchaser) have been prepared in accordance with and comply with the Spanish Companies Act, all relevant Accounting Standards, and principles generally accepted in Spain and show a true and fair view of the state of affairs and the financial position of the Company as at and for the financial period ending on the Accounts Date and of the profits and losses of the Company for the period ended on the Accounts Date.




                                       19.

2.2      CONSISTENCY OF PREPARATION; EXTRAORDINARY ITEMS:

         (a) The bases and policies of accounting of the Company adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Company for the three years last preceding the Accounts Date.

         (b) The profits and losses of the Company shown by the Accounts have not been affected by any exceptional or extraordinary item or by any other matter which has rendered such profits or losses unusually high or low.

2.3      CHANGES:

         (a)      Since the Accounts Date:

                  (i) the Company has carried on business in the ordinary and usual course and there has been no material adverse change in its financial or trading position or in the nature or scope of its business or so far as the Vendor is aware in its prospects; and in particular the Company has not entered into any unusual or abnormal contract or, prior to the Date any contract(s) involving expenditure by the Company in excess of pound sterling 25,000 in total;

                  (ii) there has been no resolution of or consent by the members or any class of members of the Company and the Company has not paid or declared any dividend or other actual or deemed distribution or agreed to do any of the foregoing;

                  (iii) prior to the Date no donation or covenant for charitable or political purposes or any ex gratia payment has been made or agreed to be made by the Company;

                  (iv) prior to the Date no repayment or waiver of repayment of any loan or part of a loan (save as expressly required by this Agreement or in the ordinary course of business) has been made by or in favour of the Company;

                  (v) prior to the Date no Intellectual Property Rights whatsoever and no other asset(s) having a price or value in excess of pound sterling 25,000 in total have been or have been agreed to be acquired or disposed of (other than in the ordinary course of trading);

                  (vi) prior to the Date the Company has not made any unusual augmentation or diminution in stock levels;

                  (vii) the Company has not changed its accounting reference period.


2.4 NAV WARRANTY: A balance sheet of the Company prepared as at the date of this Agreement on the same bases as the Accounts would show net tangible assets for the Company of not less than 90% of its net tangible assets as shown in the Accounts.

2.5 MANAGEMENT ACCOUNTS: The Management Accounts have been prepared from the books and account records of the Company on a consistent basis over the period to which they relate. They have further been prepared using bases and assumptions which are consistent with those applied in


                                       20.

         the Accounts. The Management Accounts reflect, in all material respects, the trading results of the Company over the period to which they relate and reflect, in all material respects, the financial position of the Company as at the relevant date up to 30th May 1997. The Vendor is further not aware of any material inaccuracies in the Management Accounts.


                              PART III - COMPLIANCE

3.1 LEGISLATION; ILLEGAL ACTS: Save in respect of Environmental Legislation the Company and (in relation to the business and assets of the Company) its directors, officers and employees:

         (a) have complied at all times with all applicable laws, directives, regulations and codes of practice; and

         (b) have not at any time committed any tortious act or been party to any agreement or arrangement or activity which is or might be (and entry into and performance of this Agreement will not be) in breach of, registrable under, the subject of a reference or investigation or inquiry, or require the giving of any notice under any law or regulation (including without limitation the Treaty of Rome).

3.2 EEC: The Company is not in a dominant position in any market in any part of the European Economic Community for the purpose of Article 86 of the Treaty of Rome nor is it party to any agreement, arrangement or activity which has been or should be notified to the Commission of the European Community for an exemption or in respect of which an application has been or should be made to the said Commission for negative clearance.

3.3 LICENCES: All permissions, consents and licences required in connection with the business of the Company have been obtained, are valid, subsisting and in the name of the Company. So far as the Vendor is aware, there are no circumstances (including the sale and purchase hereunder) which might cause any of the foregoing to become invalid or liable to be amended, withdrawn or not renewed.

3.4 INDUSTRY APPROVALS: All plant and machinery used by the Company in the course of its business has been approved by the applicable regional or national industry authorities and the said plant and machinery complies with all applicable laws and regulations relating to safety and environment.

3.5 HEALTH AND CONSUMPTION LEGISLATION: The Company has complied with all applicable Health and Consumption legislation.

3.6      LITIGATION ETC:

         (a) Neither the Company nor so far as the Vendor is aware (in relation to any matter for which the Company may be liable) any third party is or at any time within the three years ending on the date hereof has been involved in any litigation, arbitration, administrative action, tribunal, inquiry or other proceedings, (other than in each case in respect of debt collection or employment claims in the ordinary course). None of the foregoing is or are so far as the Vendor is aware pending or threatened by or against the Company or (in relation to any such matter) any such person.


                                       21.

         (b) So far as the Vendor is aware no governmental or other investigation or inquiry is in progress or threatened in respect of the Company or its business and there are no circumstances likely to lead to any of the same.

3.7      INSURANCE:

         (a) Summary information regarding all insurance policies in force at the Date in respect of the Company has been disclosed to the Purchaser; nothing has been done or omitted to be done which would or might make any such policy void or voidable at the date hereof, there were no insurance claims by the Company pending or outstanding at the Date and so far as the Vendor is aware there are no circumstances likely to lead to any such claim or which may cause an application for renewal of the policy to be refused or accepted subject to a materially increased premium.

         (b) Since the Acquisition Date no insurance company has refused to insure the property assets or risks of the Company or has imposed conditions (by way of increased premiums by way of special loading or penalty) for such insurance.

         (c) All insurance policies disclosed to the Purchaser prior to the Date have remained in force and were still in force at Completion.

3.8 RESTRICTIVE COVENANTS/NON-COMPETE PROVISIONS: At the Date neither the Company nor any aspect of its business nor any of its employees of managerial status were subject to any restrictive covenant or practice and so far as the Vendor is aware there are no circumstances which restrict or might lead to a restriction on any aspect of its business.

3.9 USE OF NAMES: Since the Acquisition Date the Company has not carried on business under any name other than its full corporate name and save as provided under the terms of this Agreement there are no circumstances by reason of which the Company may become obliged to change its name or trade under a different name.

3.10 COMPETITION LAW: EU AND SPAIN: The Company complies with all Spanish and EU Competition Laws in the conduct of its activities and, in particular, Articles 85 and 86 of the Treaty of Rome and Articles 1 and 6 of the Law 16/89 of "Defensa de la Competencia". The Company is not a party to any agreement which should have been reported to the competition authorities and it is not involved in any administrative or judicial proceedings before Spanish or EU administrative or judicial authorities competent in matters of competition and unfair trading.



                              PART IV - CONTRACTUAL

4.1      VALIDITY OF CONTRACTS:

         (a) In relation to all agreements arrangements and understandings to which the Company was a party at the Date or by which it was then bound:

                  (i) the same were in the name of or validly legally assigned to the Company, were not ultra vires, unauthorised, invalid or unenforceable and were if required appropriately registered;


                                       22.

                  (ii) neither the Company nor (to the best of the Vendor's knowledge information and belief) any third party was in breach of any of the same;

                  (iii) the Company and (to the best of the Vendor's knowledge information and belief in any respect which would or might affect the Company) every other party thereto or liable in respect thereof, was then fully able to perform and comply with the same with the assets and rights then (and after Completion to remain) owned by the Company or such other person and with the employees then currently (and after Completion to remain) employed by the Company or such other person.

4.2      (a)      COMMITMENTS AT THE DATE:  At the Date the Company was not a
                  party to or bound by nor had it made any offer or tender to enter into:

                  (i) any capital commitment in excess of pound sterling 25,000; or

                  (ii)       any loan by the Company; or

                  (iii) any agreement arrangement or understanding which did not or which was unlikely to make a profit within or which involved payments or receipts linked to any index or in any currency other than pesetas (other than international trading in the ordinary course); or

                  (iv) any joint venture, consortium, partnership, agency or distributorship arrangement or any agreement containing a grant to or by the Company of any sole or exclusive or limited right (whether by reference to territory, product, type of customer or supplier or otherwise) right.

         (b) COMMITMENTS: The Company is not a party to or bound by nor has it made any offer or tender to enter into:

                  (i) any obligation outside the normal ordinary course of the Company's trade or of an onerous or long term nature (for which purposes a "LONG TERM" obligation shall mean one which is not terminable by the Company without liability to damages within six months from the date hereof); or

                  (ii) any agreement arrangement or understanding not on arms' length terms under which the Company is or may become liable to pay any service, management or similar charge; or

                  (iii) so far as the Vendor is aware any material agreement, arrangement or understanding which is likely to or capable of being terminated or adversely affected as a result of any change in the control or management or shareholders of the Company.


                                       23.

4.3 DISTRIBUTION AND AGENCY AGREEMENTS ETC: Copies of (or where such agreements are not reduced to writing full details of) all agency agreements and distribution agreements to which the Company is party or by which it is bound have been disclosed to the Purchaser. Otherwise the Company is not a party to or negotiating any agency, distributorship or sales representation arrangement.

4.4 OUTSTANDING AUTHORITIES: The business of the Company is managed exclusively by its directors and no person other than a director or employee of the Company has any actual or ostensible authority, whether under a power of attorney or otherwise, to commit the Company.



                               PART V - FINANCIAL

5.1      INDEBTEDNESS:

         (a) Other than in the ordinary course of trading, at the Date the Company had not drawn, accepted, or endorsed any bill of exchange, cheque, promissory note or other instrument (whether maturing before, at or after Completion and whether or not negotiable).

         (b) Full particulars of, and of the amounts outstanding under and the maximum amounts available under, all bank facilities, loan, guarantee, acceptance, acceptance credit, indemnity, factoring and other borrowing facilities and arrangements of the Company at the Date have been disclosed to the Purchaser; no such maxima have been exceeded; and the Company has not, and will not by virtue of any aspect of the transaction hereby contemplated, become bound or liable to be called upon to pay or repay prematurely any indebtedness or to pay or discharge any obligation under any such facility or arrangement nor has the Company failed to pay or repay any indebtedness or to meet any obligation in full on the due date.

5.2 OUTSTANDING CHARGES, MORTGAGES AND OTHER ENCUMBRANCES: There are no outstanding mortgages, debentures, charges and other Encumbrances granted to or by the Company or affecting its assets.

5.3      INSOLVENCY:

         (a) There has not been and there is not, in respect of the Company or any part of its business or assets, any order made, petition presented or resolution passed for its suspension of payment, bankruptcy or winding up ("LIQUIDACION"), or any proposal or petition therefor or any distress, execution or other process levied or the appointment of a receiver ("SINDICO"), interventor ("INTERVENTOR"), liquidator or other encumbrancer or any unfulfilled or unsatisfied judgment or court order outstanding or any delay by the Company in the payment of any obligation due for payment or any circumstance which might lead to any of the foregoing.

         (b) The Company has not stopped payment or ceased to carry on business and is not insolvent or unable to pay its debts as they fall due for payment.

         (c) The Company is not party to any transaction as a result of which any asset owned or used by the Company is liable to be transferred or re-transferred pursuant to any legislation concerning insolvency nor is it party to any transaction which may otherwise be liable to be set aside or avoided for any reason.


                                       24.

5.4 BANK ACCOUNTS: Complete and accurate statements of the accounts of the Company with all banks and other financial institutions as at the business day preceding Completion will be so supplied to the Purchaser.

5.5 FACTORING: No invoice has been discounted or otherwise paid by any bank or other financial institution under any debt factoring agreement (including without limitation those disclosed to the Purchaser) or other agreement whereby the invoice in question might have to be repaid by the Company.

5.6 OVERDRAFT ETC: The Company does not make use of any overdraft or other loan facility including without limitation under the banking agreements disclosed to the Purchaser.



                                PART VI - TRADING

6.1 NATURE OF TRADE: The trade of the Company comprises exclusively the design, manufacture, distribution and sale of the Products and related activities and the Company carries on and has since the Acquisition Date carried on such trade (and similar activities) and no other trade.

6.2      DEBTORS AND CREDITORS

         (a) A schedule of creditors of the Company as at 30th April 1997 has been supplied to the Purchaser and no such amount was then overdue for payment.

         (b) So far as the Vendor is aware, the book debts and other receivables due and owing to the Company at the Date were good and recoverable in the ordinary course of trade, save to the extent of any provision in the Completion Accounts.

6.3      CUSTOMERS AND SUPPLIERS:

         (a) Not more than 10 per cent in value of purchases by the Company were placed with any one supplier and not more than 10 per cent of the Company's turnover relating to any one product or service supplied by the Company in the year prior to the Date was provided to any single customer of the Company and for the purposes of this paragraph purchases from and supplies to different entities in the same group of companies shall be aggregated and treated as purchases from or supplies to the same person.

         (b) No significant customer or supplier of the Company had since one year before the Date ceased or indicated an intention to cease or to the best of the knowledge and belief of the Vendor might as a result of Completion cease to contract with or supply to the Company or might substantially reduce its business with the Company. "Significant" for the purposes of this warranty means a client, customer or supplier who purchased or sold (as the case may be) goods and/or services from or to the Company of a value in excess of 5% of turnover in the year immediately preceding Completion.

6.4      TERMS AND CONDITIONS:

         (a) Save as implied by law and not capable of exclusion neither the Company nor any other person on its behalf had at the Date given or made expressly or impliedly any unusual


                                       25.

                  guarantee, indemnity, warranty or representation in respect of any goods or services sold or supplied or agreed to be sold or supplied by the Company.

         (b) Prior to the Date no notice had been given or received by the Company since the Accounts Date of any material adverse price or other changes in trading terms (other than those affecting the industry generally) with any customer or supplier, no such change was to the knowledge of the Vendor then intended or likely and since the Accounts Date and prior to the Date there has been no material reduction in work-in-hand or instructions received below normal levels and no material adverse change (other than those affecting the industry generally) had occurred in the cost of selling the goods or completing, or providing the services sold or supplied by the Company.

6.5      VENDOR'S OTHER INTERESTS, ARM'S LENGTH DEALINGS:

         (a) Neither the Vendor nor any of its subsidiaries has, save for ownership of the Company, any interest, direct or indirect, in any business which competes or is likely to compete with the business of the Company or intends to acquire any such interest.

         (b) The Company is not party to or interested in any agreement arrangement or understanding in which the Vendor, or any director, officer or employee of the Vendor or the Company or any person connected (within the meaning of Section 839 of the 1988 Act) with any such person is or has been directly or indirectly interested.

         (c) The Company is not party to nor have its profits over the three years ending on the date hereof been affected by any agreement arrangement or understanding which is not of an entirely arm's length nature.

6.6 PRODUCT LIABILITY: The Company has not manufactured, marketed, supplied, sold or provided any product which does not comply with all applicable laws, regulations or standards or which is injurious or dangerous and has not prior to the Date manufactured, marketed, supplied, sold or provided any product which is defective or not in accordance with any representation or warranty, express or implied, given by the Company in respect of it.

6.7 CUSTOMER COMPLAINTS: Details of all outstanding and unsettled complaints (not being purely frivolous and not being purely in the ordinary course) from customers about the Company's products and services over the year preceding the Date have been disclosed to the Purchaser.


                              PART VII - CORPORATE

7.1      CORPORATE STANDING:

         (a) The Company is a duly organised limited liability company ("Sociedad Anonima") validly existing in accordance with Spanish Law and has the power to own with full beneficial ownership its assets of any kind and carry on its business as now being conducted.

         (b) The copies of the current Statutes of the Company which have been produced to the Purchaser's Solicitors are complete and accurate have attached to them all documents required by law and fully set out all rights attaching to the share capital of the Company.


                                       26.

         (c) All documents required to be registered at the Companies Registry for Valencia, and published in the Official Gazette of the Company Registry in respect of the Company have been duly registered.

         (d) The particulars of the Company set out in Schedule 1 are accurate.

7.2      CORPORATE RECORDS:

         (a) All the accounting records, statutory and other books and records required by law (including without limitation , the Registry Book of Shares, Book of Minutes, the Accounts Books and the registers of debenture and loan stock holders) of the Company are kept up to date in all material respects, registered with the Companies Registry when required by law, and are a complete and accurate record of all matters required by law to be recorded or registered therein; the Company has not received any application or request for rectification of any such registers and all of the foregoing and all documents needed to prove the Company's title to its assets (duly stamped where appropriate) are in the possession of the Company.

         (b) All of the records, control and other systems, data and information of the Company are recorded, stored, maintained or operated or otherwise held by the Company and are not wholly or partly dependent on any means (including any electronic, mechanical or photographic process, computerised or otherwise) which (and all means of access to and from which) are not under the exclusive ownership and direct control of the Company.

7.3 PLACES OF BUSINESS: The Company has no branch, place of business or asset outside Spain other than any supplies subject to retention of title claims in the ordinary course of trading.

7.4      DISTRIBUTIONS AND SHARE CAPITAL:

         (a) The Company has not repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its own shares, debentures or securities of any kind or reduced or agreed to reduce its share capital since the Acquisition Date.

         (b) The Company has not made or agreed to make any subdivision or reclassification of its share capital since the Acquisition Date.

         (c) The Company has not breached the restrictions imposed by statute in Spain on Spanish companies providing financial assistance for the purchase of their own shares since the Acquisition Date.

         (d) The Company has not capitalised or agreed or resolved to capitalise any profits or reserves; nor advanced any loan or borrowed any amount or issued any share, debenture or other security in manner giving rise to a distribution or deemed distribution nor made any other distribution (whether of income or capital) except dividends shown in its audited accounts since the Acquisition Date.

         (e) The Company has not paid nor (in circumstances in which it may be required to repay all or part of the same) has it received any dividend or other distribution paid in breach of applicable laws since the Acquisition Date.


                                       27.

         (f) No share has been or has been agreed to be allotted or issued by the Company other than for full consideration or in circumstances which would or might involve a breach of applicable law since the Acquisition Date.



                               PART VIII - ASSETS

8.1 LEASED ASSETS: Complete and accurate particulars of all contracts of lease, hire purchase, hire conditional sale, and similar contracts to which the Company was party as at the Date and of the assets to which such contracts relate (the "EXCEPTED ASSETS"), have been disclosed to the Purchaser.


8.2 TITLE TO THE ASSETS: The Company is the sole legal and beneficial owner of the assets to which a value is attributed in the Completion Accounts (including without limitation the Property) and all documentation required to prove its title thereto and none of the same are subject to or affected by any Encumbrance or subject to any arrangements entitling any person to any Encumbrance. The Company is the sole legal and beneficial owner of all the assets required by the Company in order to carry on its business as hitherto carried out.

8.3 CONDITION OF THE ASSETS: The aforementioned assets were, at the Date, in good repair and working order having regard to their age and did not constitute a risk to health or safety by virtue of their state of repair working order and or age.

8.4 ACCURACY OF ASSET/PLANT SCHEDULE: The list of equipment, machinery, vehicles and other tangible assets of the Company provided to the Purchaser constitutes all material items owned or used by the Company at the Date or in the possession or reputed ownership of the Company at the Date other than stocks of raw materials, parts, spare parts, semi-finished and finished goods.

8.5      COMPUTER SYSTEM:

         The computer system and software was acquired new and has not been reconditioned, has been properly used maintained and serviced in accordance with the manufacturer's instructions and has not been (and the Vendor has no reason to believe will be) susceptible to breakdown malfunction or failure.


                                 PART IX - LAND


9.1 PARTICULARS: Accurate particulars of each of the Properties are set out in Schedule IV; the Properties comprise the only land and buildings in which the Company has any right title or interest or which the Company uses or occupies.

9.2      TITLE:

         (a) Each of the Properties described in Schedule IV are in the full ownership of the Company.

         (b) The Company has good title (which title has been registered at the Property Registry at Paterna, free of any charge or encumbrances) in respect of each of the Properties. There is


                                       28.

                  no requirement of obtaining any third party permission for the disposal of any of the Properties or for any other dealings with any of the Properties.

         (c) The Company neither owns nor has any interest in nor obligation (actual or contingent) in respect of any property other than the Properties.

9.3 POSSESSION AND USE: With the exception of the letting agreement between the Company and DISCANA S.L. the Company possesses, occupies and uses the Properties for the purpose of conducting its business.

9.4 OCCUPATION: The Properties are occupied exclusively by the Company which (save as stated in Schedule IV and subject to the letting agreement between the Company and DISCANA S.L.) is entitled to vacant possession thereof and there is no tenancy, sub-tenancy, service occupancy, licence or other encumbrance whatsoever affecting any of the Properties other than those particulars of which are correctly summarised in Schedule IV nor is there any person in possession or occupation of or who has any claims any right or easement of any kind in respect of the Properties.

9.5 COMPLIANCE WITH OBLIGATIONS: The Company and all persons claiming under the Company have complied with all laws, regulations, covenants, obligations, restrictions and provisions binding upon them in relation to the Properties (including without limitation those relating to planning matters) and no such covenants, obligations, restrictions and provisions have been waived and the Company is not under any liability to any person in respect of any past failure to so comply.


                         PART X - INTELLECTUAL PROPERTY


10.1 RIGHTS HELD: The Intellectual Property Rights specified in Schedule V comprise all the registrable Intellectual Property Rights used or required by the Company for the purposes of its business.

10.2 PATENT: So far as the Vendor is aware there has been no opposition to the application made by the Company for a patent details of which are set out in Schedule V.

10.3 LICENCES ETC.: The Company has not granted any licences or assignments under or in respect of any Intellectual Property Rights specified in
         Schedule V or disclosed or provided to any person (other than an employee) any confidential or secret material in which any such Intellectual Property Right exists, including without limitation, know-how, trade secrets, technical assistance, confidential information or lists of customers or suppliers and is not obliged so to grant or disclose any of the same.

10.4     NON-INFRINGEMENT:


         (a) So far as the Vendor is aware, no employee (past or present) of the Company has any right to compensation payable by the Company in respect of Intellectual Property Rights of which he or she is the inventor, creator, or author either alone or with any other person(s);

         (b) The Vendor is not aware of any unauthorised use of any of the Intellectual Property Rights specified in Schedule V or of any activity or the use of any material, which or the use of which might infringe, invalidate or dilute any right comprised in such Intellectual Property Rights.


                                       29.

10.5 FEES: All fees for the grant or renewal of the Company's registered Intellectual Property Rights have been paid and so far as the Vendor is aware no circumstances exist which might lead to the cancellation, forfeiture or modification of any Intellectual Property Rights of the Company or to the termination of or any claim for damages under any licence of Intellectual Property Rights to the Company.



                            PART XI - EMPLOYEES, ETC

11.1     TERMS OF EMPLOYMENT:

         (a) Accurate details of the terms of employment or engagement of all directors, employees, agents and consultants of the Company (including, without limitation, details of their length of service, relevant service with previous employers, dates of birth, job titles, remuneration, benefits and other perquisites, whether or not legal entitlements) as at the Date have been disclosed to the Purchaser. The Company is under no obligation (whether legally enforceable or not) to increase any such remuneration or alter any such other terms.

         (b) No director, employee, agent or consultant of the Company has ceased to be employed by or to be under contract to the Company in circumstances in which he or it could claim damages or compensation or has given or is under notice of resignation, dismissal or termination or is to the best of the knowledge information and belief of the Vendor contemplating leaving the Company or under threat of dismissal or termination.

         (c) There were not in existence at the Date any contracts with directors, employees agents or consultants which could not be lawfully terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than any claim for unfair dismissal).

11.2 PROFIT SHARING ARRANGEMENTS: The Company is under no obligation (whether legally enforceable or not) to provide any share incentive, share option or profit sharing scheme.

11.3 BARGAINING AGREEMENTS: At the Date there was no recognition, wage bargaining, closed shop or other collective or similar agreement, arrangement or understanding in force or proposed between the Company and any trade union staff association or other organisation representing any employees of the Company. At the Date the Company had not entered into any Company Bargaining Agreement different from the ones disclosed to the Purchaser and no amount was outstanding in relation to these agreements. A copy of the only Collective Labour Bargaining Agreement in force applicable to the employees of the Company at the Date has been disclosed to the Purchaser. Such agreement was observed or taken into account for fixing levels of remuneration, benefits or other terms or conditions of employment. The agreed increase for 1997 was 2.6% of salary and negotiated bonuses, information regarding which has been disclosed to the Purchaser.

11.4 TRADE UNIONS: At the Date there was no dispute (then current or so far as the Vendor is aware threatened) between the Company and any trade union or similar organisation or any section of its workforce and there was not and there had not been during the immediately preceding three years any strike, lock-out or other labour related dispute or industrial action affecting the Company.

11.5 SOCIAL SECURITY: At the Date all the employees of the Company were registered with the Social Security regime.


                                       30.

11.6     MISCELLANEOUS EMPLOYEE MATTERS:

         At the Date:

         (a) there were no amounts owing to any present or former director or employee of the Company other than for remuneration and social security contributions accrued due (in each case) in respect of the current month or for reimbursements of business expenses properly incurred;

         (b) each of the employees who was by law subject to immigration control, had been granted leave to remain in Spain and had a valid work permit issued in relation to his employment with the Company and had obtained all necessary extensions to his leave to remain in Spain and so far as the Vendor is aware there were in existence no grounds upon which any such leave to remain or work permit might be curtailed or the employee may be required to leave Spain;

         (c) there were not and had not been any training schemes, arrangements or proposals in respect of which a levy may become payable by the Company under Spanish law;

         (d) the Company had taken all required precautions to ensure that its employees had a working environment and working practices which were not injurious to their health and safety;

         (e) none of the Company's senior employees had expressed to the Vendor opposition to the Purchaser's acquiring the Shares or offered to purchase any of the Shares whether alone or jointly with others;

         (f) the Company did not use the services of any person who whilst not formally treated as an employee of the Company could be regarded by the Spanish authorities as an employee of the Company;

         (g) no investigations were taking place in respect of accidents, injuries, illness, disease or any other harm to the health and safety of employees or contractors of the Company and the Vendor was not aware of any facts or circumstances which may lead to any such investigations.



                               PART XII - PENSIONS

12. The Company does not provide any life assurance, retirement, redundancy, termination, pension, death, health or disability benefit or payment to any present or former director, employee, agent or consultant of the Company or any spouse or dependant of any thereof.



             PART XIII - DISCLOSURE LETTER AND DUE DILIGENCE REPORT

13. So far as the Vendor is aware all information contained in the Disclosure Letter and the Due Diligence Report is true and accurate in all material respects and not misleading (in the case of the Disclosure Letter as at the Date and in the case of the Due Diligence Report, as at 31st December 1996).



                                       31.

                            PART XIV - ENVIRONMENTAL

14. No activities of the Company which have taken place since the Acquisition Date have been in breach of any Environmental Legislation.


                               PART XV - TAXATION

15.1     RETURNS, PAYMENTS AND LIABILITY:

         (a)      The Company has:

                  (i)        maintained all material records;

                  (ii)       made all returns, accounts, and computations;

                  (in each case) for Tax purposes as are required by any Tax Authority and reasonably necessary for the conduct of the business.


         (b) At the Date the Company was not and would not become liable to pay or make reimbursement or indemnity in respect of any Taxation (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Taxation within any specific period where such Taxation is in respect of any profit, income, gain, transaction, act, omission, event, or circumstance arising, occurring or due to arise wholly or partly before the Date.

         (c) So far as the Vendor is aware at the Date all necessary consents and clearances had been obtained from Ministerio de Economia y Hacienda, Banco de Espana, Direccion General de Transacciones Exteriores or any other relevant institution or authority.

         (d) So far as the Vendor is aware the Company had sufficient records at the Date to determine the Tax consequences which would arise on any disposal or realisation of any asset owned at the Accounts Date or acquired since that date but before the Date.

15.2 TAX ON DISPOSAL OF ASSETS: On a disposal of any of its assets by the Company for:

         (a) in the case of each asset owned by the Company at the Accounts Date and before the Date, a consideration equal to the value attributed to each asset in preparing the Accounts, the liability to Tax (if any) which would be incurred by the Company in respect of that asset (disregarding any statutory right to claim any allowance or relief) would not exceed the amount taken into account in respect of that asset in computing the maximum liability to deferred Taxation as stated in the Accounts; or

         (b) in the case of each asset acquired since the Accounts Date and before the Date, a consideration equal to the consideration actually given for the acquisition, no liability to Tax (disregarding any statutory right to claim any allowance or relief) would be incurred by the Company in respect of that asset.


                                       32.

15.3     VALUE ADDED TAX:

         (a) At the Date the Company was a taxable person and was registered for the purposes of VAT.

         (b) The Company did not make exempt supplies for VAT purposes except such exempt supplies as may be disregarded in calculating the amount of input tax for which the Company may claim a credit or repayment.

15.4 STAMP, REGISTRATION AND TRANSFER TAXES: All stamp, registration and transfer taxes, capital duties and any other similar types of duty and levy which were due at the Date from the Company or which were then required to be paid on documents by virtue of which the Company had any right, title or interest, had been duly paid and/or the instruments concerned had been duly stamped.

15.5 SOCIAL SECURITY, TAX AND LABOUR OBLIGATIONS: At the Date all Social Security obligations had been materially complied with, and the Company had made such payments on account, quotas, charges, withholdings, penalties and interests as should have been made under Spanish Social Security Laws and Regulations.

         The tax, labour and Social Security obligations of the Company are substantially those contained in the Accounts and the Completion Accounts.


                                       33.

                                  SCHEDULE III
                             COMPLETION ARRANGEMENTS




1. AT THE COMPLETION MEETING IN VALENCIA: The Vendor shall deliver to the Purchaser's Solicitors or to their representative in Spain or make available at the Company:


         (a) the registration certificate containing the Shares in favour of the Purchaser duly signed according to the provisions of paragraph 2 of provision 56 of the Spanish Company Act, and duly registered in favour of the Purchaser in the Registry Book of the Shares of the Company;

         (b) the Shares certificates issued under the name of the Vendor be cancelled or be endorsed and delivered to the Purchaser;

         (c) the letters of resignation of the directors, company secretary and auditors confirming that they do not have any claim against the Company for compensation for loss of office or otherwise howsoever (other than any accrued employment rights); whose signatures are to be authorised by a Notary;

         (d)      list of power of attorneys granted by the Company;

         (e) statements of the balance standing to the credit/debit of all accounts of the Company as at the close of business on the day preceding Completion;

         (f) all cheque books containing unused cheques relating to all bank accounts of the Company;

         (g) such documents as have been specified by the Purchaser acting reasonably prior to Completion relating to the Property;

         (h) all books, manuals, files, records, journals, ledgers, accounts, agreements, deeds, correspondence and other documents together with all printouts, disks and tapes where the information concerned is kept or maintained on computer or otherwise electronically as are in each case in the possession of the Company including without limitation those relating to Intellectual Property Rights, customers, suppliers, the Products, operating manuals in respect of the Company's equipment and assets and employees.

         (i) such waivers, consents or other documents as may be necessary to enable the Purchaser or its nominees to be registered as the holder of the Shares and to substantiate the right of the transferor of the Shares pursuant to this Agreement;

         (j)      the Tax Deed duly executed as a deed by the Vendor;

         (k) the Letter of Indemnity duly executed as a deed by the Vendor and the Company.




                                       34.

2.       DELIVERY BY PURCHASER:  The Purchaser shall deliver to the Vendor's
         Solicitors:

         (a)      the Tax Deed duly executed as a deed by the Purchaser;

         (b) the letter in the agreed form regarding non-solicitation of employees.


                                       35.

                                   SCHEDULE IV
                           PARTICULARS OF THE PROPERTY



(1)      Plot "finca":              18740
         Volume "tomo":             1506
         Book "libro":              181
         Page "folio":              50
         Entry "inscripcion":       1st entry
         Registered owner:          FABBRI ARTES GRAFICAS VALENCIA S.A.
         Title:                     By a consolidation of three plots and
                                    planning consents
         Type of plot:              Urban plot limited to "industrial uses"
         Size of the plot:          9,626.34 m(2)
         Location:                  Site located at Quart de Poblet, Partida de
                                    Camino, Real de Madrid
         Premises:                  a)  Industrial building 3,318.92 m(2)
                                    b)  Industrial building 2,673 m(2)
                                    c)  Ground Floor and First Floor building
                                        1,470 m(2)
                                    d)  Industrial building 296.91 m(2)

         Charges or mortgages: The said plots are not affected by any charge or easement.

(2)      Plot "finca":              8098
         Volume "tomo":             619 and 706
         Book "libro"               66 and 79
         Page "folios":             19, 20 from book 66, volume 619 and 183, 184
                                    and 185 from book 79, volume 706
         Entries:                   1st, 2nd, 3rd and 4th
         Registered owner:          FABBRI ARTES GRAFICAS VALENCIA SA
         Title:                     By purchase, previous segregation of the
                                    plot, declaration of new work and
                                    enlargement of the declaration of new work.
         Charges or mortgages:      The said plot is not affected by any charge
                                    or easement.





                                       36.

                                   SCHEDULE V
             PARTICULARS OF REGISTERED INTELLECTUAL PROPERTY RIGHTS

               (All registrations or applications are in the name
                     of the Company unless otherwise stated)

                                     PART I
                                   TRADE MARKS


Mark                    Country and                            Number; and               Class
----                    -----------                            -----------               -----
                        date of                                name of
                        -------                                -------
                        registration                           holder if
                        ------------                           ---------
                                                               not the
                                                               -------
                                                               Company
                                                               -------

(A)      Registered Trade Marks

(1)      FABBRI                                             No.: 00649766/7            Class 31

(2)      FABBRI                                             No.: 00742997/5            Class 20

(3)      FABBRI                                             No.: 00742998/3            Class 42

(4)      DISENO                                             No.: 00742999/1            Class 20

(5)      FRUTAS Y VERDURAS FRESCAS                          No.: 00743000/0            Class 31

(6)      DISENO                                             No.: 00743001/9            Class 42

(7)      FABBRI                                             No.: 00753972/X            Class 16

(8)      DISENO                                             No.: 00753973/8            Class 16

(9)      Maquinas y maquinas herramientas                   No.: 00772462/4            Class 7

(10)     Hojas, laminas, peliculas, placas, varillas        No.: 00772463/2            Class 17
         tubos, semitubos y bobinas de materias
         plasticas (productos semi laborados).

(11)     Colores, barnices, lacas; preservativos            No.: 00773414/X            Class 2
         antioxidantes y contra la deterioracion
         de la madera, materias tintureas, mordientes
         resinas naturales, metales en hojas y en
         polvo para pintores y decoradores.


                                       37.

(12)     Para distinguir preparaciones para                      No.: 00773415/8            Class 4
         blanquear y otras sustancias para
         la colada; preparaciones para limpiar,
         pulir, desengrasar y pulimentar; jabones;
         perfurmeria; aceites esenciales;
         cosmeticos; lociones capilares;
         dentifricos.

(13)     Para distinguir aceites y grasas                        No.: 007734416/6           Class 8
         industriales (que no sean aceites o
         grasas comestibles ni aceites
         esenciales); lubrificantes, compuestos
         para concentrar el polvo; compuestos
         combustibles (incluidas las esencias para
         motores) y materias para alumbrado;
         velas; bujias, lamparillas y mechas.

(14)     Herramientas e instrumentos manuales,                   No.: 00773417/4            Class 8
         cuchilleria, tenedores y cucharas;
         armas blancas.

(15)     Aparatos y accesorios de alumbrados,                    No.: 00773418/2            Class 11
         materiales y aparatos de calefaccion, de
         produccion de vapor, de cocion, de
         refrigeracion, de secado, de ventilacion,
         de distribucion de agua y de
         instalaciones sanitarias no incluidos en
         otras clases.

(16)     Cuero e imitaciones de cuero; articulos                 No.: 00773420/4            Class 18
         de estas materias no incluidas en otras
         clases; pieles; baules y maletas;
         paraguas, sombrillas y bastones; fustas,
         jaeces y guarnicioneria.

(17)     Cuerdas, bramantes, redes, tiendas,                     No.: 00773421/2            Class 22
         toldos, velas, sacos, materiales de
         relleno (crin, capoc, plumas,
         algasmarinas, etc.) materias fibrosas
         textiles en bruto.

(18)     Tejidos, colchas y tapetes, articulos                   No.: 00773423/9            Class 24
         textiles no incluidos en otras clases

(19)     Puntillas y bordados, cintas y lazos;                   No.: 00773424/7            Class 26
         botones, automaticos, corchetes, ojetes
         alfileres y agujas; flores artificiales

(20)     Maquinas para empaquetar                                No.: 00782689/3            Class 7



                                       38.

                                     PART II
                                     PATENTS


Brief                   Country and                  Number; and
Description             date of                      name of
of Patent               registration                 holder if
                                                     not the
                                                     Company


(A)      Registered Patents

         None



(B)      Patent Applications

                                                     093000968/2


                                    PART III
                               REGISTERED DESIGNS

Registered Design                                     Number and name of
                                                      holder if not the Company

(1)  AaF "Laminas para embalajes de Frutas"           00095111/0

(2)  AyB "Laminas para embalajes de Frutas"           00095112/9


                                     PART IV
                                 COMMERCIAL NAME

Name                                      Number                     Class

FABBRI ARTES GRAFICAS VALENCIA, S.A.      00070161/0                 Class 42

Dedicado a todas las actividades que sean propias de la industria de Artes Graficas.






                                       39.

EXECUTED as a DEED by                                )
SIDLAW GROUP PLC                                     )
acting by:                                           )



                                             Director



                                   Director/Secretary






EXECUTED as a Deed by                               )
EPL TECHNOLOGIES SL                                 )
acting by:                                          )



                                        Sole Director






EXECUTED as a DEED by                                )
EPL TECHNOLOGIES, INC                                )
acting by:                                           )



                                             Director







                                       40.